UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES

EXCHANGE ACT OF 1934

DREAMWORKS ANIMATION SKG, INC.

(Exact name of registrant as specified in its charter)

Delaware	68-0589190
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Campanile Building, 1000 Flower Street, Glendale, California 91201

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Class A common stock, par value $0.01 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:                      (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of class)

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

DESCRIPTION OF CAPITAL STOCK

This Form 8-A is being filed in connection with our listing of Class A common stock, par value $0.01 per share (“Class A Stock”) pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, on the NASDAQ Global Select Market commencing on February 26, 2009. We are voluntarily delisting our Class A Stock from the New York Stock Exchange as of the close of business on February 25, 2009.

Our authorized capital stock consists of 350,000,000 shares of Class A Stock, 150,000,000 shares of Class B common stock, par value $0.01 per share (“Class B Stock”), one share of Class C common stock, par value $0.01 per share (“Class C Stock” and, together with the Class A Stock and Class B Stock, “Common Stock”) and 100,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”). As of February 23, 2009, there were approximately 77,530,702 shares of Class A Stock outstanding, 11,419,461 shares of Class B Stock outstanding and no shares of Class C Stock outstanding.

The following summary description relating to our capital stock does not purport to be complete and is subject to and qualified by the provisions of our Restated Certificate of Incorporation and By-Laws as well as the stockholder agreement, dated October 27, 2004, among Holdco LLLP, M&J K B Limited Partnership, M&J K Dream Limited Partnership, The JK Annuity Trust, The MK Annuity Trust, Katzenberg 1994 Irrevocable Trust, DG-DW, L.P., Jeffrey Katzenberg and David Geffen and the stockholder agreement, dated October 27, 2004, among us, Holdco LLLP, M&J K B Limited Partnership, M&J K Dream Limited Partnership, The JK Annuity Trust, The MK Annuity Trust, Katzenberg 1994 Irrevocable Trust, DG-DW, L.P., DW Investment II, Inc., Jeffrey Katzenberg, David Geffen and Paul Allen, copies of which are incorporated herein by reference. Additionally, the Delaware General Corporation Law (“DGCL”), as amended, also affects the terms of our capital stock.

Common Stock

The relative rights of the Class A Stock, the Class B Stock and the Class C Stock are substantially identical in all respects, except for voting rights and conversion rights.

Voting Rights

Each share of Class A Stock entitles the holder to one vote, each share of Class B Stock entitles the holder to 15 votes and each share of Class C Stock entitles the holder to one vote with respect to each matter presented to our stockholders on which the holders of Common Stock are entitled to vote. In addition, the Class C Stock, voting as a separate class, is entitled to elect one director. The holders of Class A Stock, Class B Stock and Class C Stock are not entitled to cumulate their votes in the election of directors. Except as otherwise provided in our Restated Certificate of Incorporation or required by law, all matters to be voted on by our stockholders must be approved by a majority, or, in the case of election of directors (other than the director elected by the holder of the Class C Stock), by a plurality, of the votes entitled to be cast by all shares of Class A Stock, Class B Stock and Class C Stock present in person or represented by proxy, voting together as a single class.

In addition to any other vote required by our Restated Certificate of Incorporation or by applicable law, the affirmative vote of the holders of a majority of the voting power of all outstanding shares of Class A Stock, voting separately as a class, is required for amendments to Section 2 of Article IV of our Restated Certificate of Incorporation, which sets forth certain rights of the holders of our Common Stock, except for certain amendments to the equivalent consideration provisions of our Restated Certificate of Incorporation described below.

Our Restated Certificate of Incorporation also provides that for so long as shares of Class B Stock are outstanding, in addition to any other vote required by our Restated Certificate of Incorporation or by applicable law, the affirmative vote of the holders of 85% of the voting power of all outstanding shares of Class B Stock, voting separately as a class, is required:

•

for the authorization or issuance of shares of Class B Stock (other than certain dividends and automatic conversions) or Class C Stock, the authorization or issuance of any securities convertible into or exchangeable for shares of Class B Stock or Class C Stock or options, warrants or other rights to acquire shares of Class B Stock or Class C Stock or any securities convertible into or exchangeable for shares of Class B Stock or Class C Stock;

•

for the authorization or issuance of shares of any series or class of capital stock (other than Class A Stock, Class B Stock or Class C Stock) having more than one vote per share or having any right to elect directors voting as a separate class or any other class voting or consent rights, in each case other than as required by applicable law or the rules or regulations of any stock exchange upon which such series or class of capital stock is to be listed for trading (or securities convertible into or exchangeable therefor), or securities convertible into or exchangeable for shares of such capital stock, or options, warrants or other rights to acquire shares of such capital stock or any securities convertible into or exchangeable for shares of such capital stock;

•

for any amendment of any provision of our Restated Certificate of Incorporation (except for Section 2 of Article IV of our Restated Certificate of Incorporation) setting forth any of the rights, powers or preferences of the Class A Stock, Class B Stock or Class C Stock;

•

for any amendment of Section 2 of Article IV of our Restated Certificate of Incorporation, which sets forth certain rights of the holders of our Common Stock, except for certain amendments to the equivalent consideration provisions of our Restated Certificate of Incorporation described below; and

•

until such time as the outstanding shares of Class B Stock no longer represent at least 50% of the voting power of the outstanding voting stock, for the authorization or implementation of what is commonly known as a “poison pill” plan or stockholder rights plan or any similar plan, or the authorization of any series of Preferred Stock or other capital stock or securities for issuance, or the issuance of any such securities, in connection with any such plan.

For so long as shares of Class C Stock are outstanding, in addition to any other vote required by our Restated Certificate of Incorporation or by applicable law, the affirmative vote of the holder of the outstanding shares of Class C Stock, voting separately as a class, is required for (i) amendments to the provisions of our Restated Certificate of Incorporation setting forth the rights of the holders of our Common Stock, except for certain amendments to the equivalent consideration provisions of our Restated Certificate of Incorporation, (ii) the authorization or issuance of shares of Class C Stock (or securities convertible into or exchangeable therefor, or options, warrants or other rights to acquire shares of Class C Stock) or the reduction of the authorized number of shares of Class C Stock and (iii) any amendment to any provision of our Restated Certificate of Incorporation setting forth any of the rights, powers or preferences of the Class C Stock.

Dividends

Holders of Class A Stock, Class B Stock and Class C Stock will share equally in any dividend declared by our board of directors, subject to any preferential rights of any outstanding preferred stock. Dividends consisting of shares of Class A Stock or Class B Stock or any of our other securities or the securities of any other legal entity may be paid only as follows:

•	a share distribution consisting of shares of Class A Stock (or convertible securities that are convertible into, exchangeable for or evidence the right to purchase shares of Class A Stock)

with respect to shares of Class A Stock and Class C Stock and, on an equal per share basis, shares of Class B Stock (or convertible securities that are convertible into, exchangeable for or evidence the right to purchase shares of Class B Stock) with respect to shares of Class B Stock; and

•

a share distribution consisting of shares of any class or series of our securities or any other person other than Class A Stock, Class B Stock or Class C Stock (and other than convertible securities that are convertible into, exchangeable for or evidence the right to purchase shares of Class A Stock, Class B Stock or Class C Stock), on the basis of a distribution of identical securities, on an equal per share basis, with respect to shares of Class A Stock, Class B Stock and Class C Stock; provided, however, that if such share distribution consists of shares of any class or series of our securities or any of our subsidiaries not formed for the purpose of circumventing the equivalent consideration provisions described below, then it will be declared and paid on the basis of a distribution of one class or series of securities with respect to shares of Class A Stock and another class or series of securities with respect to shares of Class B Stock and another class or series of securities with respect to shares of Class C Stock, and the securities so distributed (and, if applicable, the securities into which the distributed securities are convertible, or for which they are exchangeable, or which the distributed securities evidence the right to purchase) shall differ with respect to, but solely with respect to, their relative voting rights and related differences in conversion and share distribution provisions, and all such differences shall be identical to the corresponding differences in voting rights, conversion and share distribution provisions between the Class A Stock, the Class B Stock and the Class C Stock, so as to preserve the relative voting rights of each class as in effect immediately prior to such share distribution, and that such distribution will otherwise be made on an equal per share basis.

Subdivision or Combination

If we in any manner subdivide or combine the outstanding shares of Class A Stock, Class B Stock or Class C Stock, the outstanding shares of other classes of Common Stock will be proportionately subdivided or combined in the same manner and on the same basis as the outstanding shares of Class A Stock, Class B Stock or Class C Stock, as the case may be, that have been subdivided or combined, so as to preserve the relative aggregate voting power of the outstanding shares of each class and the relative proportion of our equity represented by the outstanding shares of each class and the conversion rights of the outstanding shares of each class, immediately prior to the transaction giving rise to such adjustment.

Conversion

Each share of Class B Stock and each share of Class C Stock is convertible at any time and from time to time at the option of the holder thereof into one share of Class A Stock. Shares of Class A Stock may be converted into shares of Class B Stock only in the limited circumstances described below.

In the event that a holder of Class B Stock is not or ceases to be Jeffrey Katzenberg or David Geffen or an entity controlled by Jeffrey Katzenberg or David Geffen (including upon the death of either Jeffrey Katzenberg or David Geffen) or transfers (other than pursuant to a bona fide third party tender offer or exchange offer which is recommended by the board of directors or which has been publicly endorsed by each of Jeffrey Katzenberg and David Geffen (to the extent he is or controls a holder of Class B Stock at such time), which is made to all holders of our Common Stock and in which equivalent consideration (as defined in our restated certificate of incorporation) is offered in respect of each share of our Common Stock) any shares of Class B Stock other than a transfer to Jeffrey Katzenberg or David Geffen or an entity controlled by Jeffrey Katzenberg or David Geffen, then such shares will automatically be converted into shares of Class A Stock. If the special call right set forth in the Class B stockholder agreement is exercised and consummated within 45 days following certain involuntary conversions pursuant to the provisions described in the preceding sentence (as extended to the extent necessary to obtain any required antitrust or other required governmental approvals), then, upon transfer pursuant to the special call right, such shares of Class A Stock will automatically be converted back into shares of Class B Stock.

In the event that the holder of Class C Stock is not or ceases to be Paul Allen or an entity controlled by Paul Allen (including upon the death of Paul Allen) or transfers any shares of Class C Stock other than a transfer to Paul Allen or an entity controlled by Paul Allen, then such shares will automatically be converted into Class A Stock. In addition, on the first date after November 15, 2006 that Paul Allen or entities controlled by Paul Allen do not continue to own (including upon the death of Paul Allen) at least an aggregate number of shares of Class A Stock equal to one-third of the total number of shares of Common Stock held of record by Paul Allen and entities controlled by him immediately after such final allocation (including shares held of record by DWA Escrow LLLP allocated to Paul Allen and entities controlled by him), all shares of Class C Stock outstanding at such time will automatically be converted into Class A Stock. On August 9, 2007, Paul Allen and entities controlled by Paul Allen ceased to own such number of shares and the share of Class C Stock that Paul Allen held automatically converted into one share of Class A Stock.

Equivalent Consideration in Certain Transactions

In the event of any merger, consolidation, share exchange, tender offer, reclassification of the outstanding shares of Class A Stock, Class B Stock or Class C Stock or other reorganization to which we are a party, in which the shares of Class A Stock, Class B Stock or Class C Stock will be exchanged for or converted into, or will receive a distribution of, cash or other property or our securities or the securities of any other person, each share of Common Stock will be entitled to receive Equivalent Consideration (as defined below) on a per share basis. As defined in our Restated Certificate of Incorporation, the term “Equivalent Consideration” means consideration in the same form, in the same amount and with the same voting rights on a per share basis; provided, however, that in the event that our securities (or any surviving entity or any direct or indirect parent of the surviving entity) are to be offered or paid with respect to shares of Class A Stock, Class B Stock or Class C Stock in a Control Transaction (as defined below), then such securities shall only be offered or paid on the basis of one class or series of securities with respect to shares of Class A Stock and another class or series of securities with respect to shares of Class B Stock and another class or series of securities with respect to shares of Class C Stock, and such securities (and, if applicable, the securities into which such securities are convertible, or for which they are exchangeable, or which they evidence the right to purchase) shall differ with respect to, but solely with respect to, their relative voting rights and related differences in conversion and share distribution provisions and, in the case of the Class C Stock, director appointment rights, and all such differences shall be identical to the corresponding differences in voting rights, conversion and share distribution provisions and, in the case of the Class C Stock, director appointment rights, between the Class A Stock, the Class B Stock and the Class C Stock, so as to preserve the relative voting rights and, in the case of the Class C Stock, director appointment rights, of each class as in effect immediately prior such transaction; and provided further, that for the avoidance of doubt, consideration to be paid or received by a holder of Class A Stock, Class B Stock or Class C Stock in connection with any merger, consolidation, share exchange, tender offer, reclassification or other reorganization pursuant to any employment, consulting, severance or other arrangement shall not be deemed to be “consideration” that is included in the determination of “Equivalent Consideration”. As defined in our Restated Certificate of Incorporation, the term “Control Transaction” means any merger, consolidation, share exchange, tender offer, reclassification or other reorganization to which we are a party in which the holders of our Common Stock immediately prior to consummation of such transaction continue to hold at least a majority of the equity or voting power in us (or any surviving entity or any direct or indirect parent of the surviving entity) immediately after consummation of such transaction.

Other Rights

Our stockholders have no preemptive or other rights to subscribe for additional shares. All holders of Common Stock, regardless of class, are entitled to share equally on a share-for-share basis in any assets available for distribution to common stockholders upon our liquidation, dissolution or winding up. All outstanding shares are validly issued, fully paid and nonassessable.

Registration Rights

Certain of our stockholders have certain registration rights with respect to our Common Stock.

Preferred Stock

Subject to the voting rights of the holders of Class B Stock described above, our board of directors is authorized to provide for the issuance of Preferred Stock in one or more series and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

Corporate Opportunities

In anticipation that the majority of our capital stock will cease to be owned, directly or indirectly, by Jeffrey Katzenberg, David Geffen and persons controlled by them (collectively, the “Founding Stockholders”), but that the Founding Stockholders will remain, directly or indirectly, stockholders of us, and in anticipation that we and the Founding Stockholders may engage, directly or indirectly, in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by us through our continued contractual, corporate and business relations with the Founding Stockholders (including potential service of officers, directors, members, stockholders, partners or employees of the Founding Stockholders as officers, directors and employees of ours), the provisions of our Restated Certificate of Incorporation regulate, define and guide, to the fullest extent permitted by the DGCL, the conduct of certain of our affairs as they may involve the Founding Stockholders and their respective officers, directors, members, partners and employees and the powers, rights and duties of ours and the Founding Stockholders and their respective officers, directors, employees, members, stockholders and partners in connection therewith. The following provisions shall be applicable to the maximum extent permitted by applicable Delaware law.

None of the Founding Stockholders or any director, officer, member, partner, stockholder or employee of any Founding Stockholder (each a “Specified Party”), independently or with others, shall have any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us and that might be in direct or indirect competition with us. In the event that any Founding Stockholder or Specified Party acquires knowledge of a potential transaction or matter that may be a corporate opportunity for any Founding Stockholder or Specified Party, as applicable, and us, none of the Founding Stockholders or Specified Parties has any duty to communicate or offer such corporate opportunity to us, and any Founding Stockholder or Specified Party is entitled to pursue or acquire such corporate opportunity for itself or to direct such corporate opportunity to another person or entity and we have no right in or to such corporate opportunity or to any income or proceeds derived therefrom.

To the maximum extent permitted by applicable Delaware law, in the event that one of our directors, officers or employees who is also a Founding Stockholder or a Specified Party acquires knowledge of a potential transaction or matter that may be a corporate opportunity or otherwise is then exploiting any corporate opportunity, subject to the following paragraphs, we will have no interest in such corporate opportunity and no expectancy that such corporate opportunity be offered to us; any such interest or expectancy has been renounced, so that, as a result of such renunciation, and for the avoidance of doubt, such Specified Party will have no duty to communicate or present such corporate opportunity to us, will have the right to hold such corporate opportunity for its own account or to recommend, sell, assign or transfer such corporate opportunity to persons other than us and will not breach any fiduciary duty to us by reason of the fact that such Specified Party pursues or acquires such corporate opportunity for itself, directs, sells, assigns or transfers such corporate opportunity to another person or does not communicate information regarding such corporate opportunity to us.

Notwithstanding the foregoing, our Restated Certificate of Incorporation provides that we do not renounce any interest or expectancy we may have in any corporate opportunity that is offered to any

Founding Stockholder or Specified Party if such opportunity is expressly offered to such Founding Stockholder or Specified Party solely in, and as a direct result of, his or her capacity as our director, officer or employee.

Notwithstanding the foregoing, if our chief executive officer is a Specified Party by virtue of his relationship to DreamWorks L.L.C., then any corporate opportunity offered to him will be deemed to have been offered to him in his capacity as an officer of us (and shall belong to us) unless such offer clearly and expressly is presented to him solely in his capacity as an officer, employee, director or member of DreamWorks L.L.C.

Certain Anti-Takeover and Other Provisions of the Charter and By-Laws and Delaware Law

Provisions of our restated certificate of incorporation and by-laws could deter, delay or prevent a third party from acquiring us, even if doing so would benefit our stockholders.

Stockholder Meetings

Our Restated Certificate of Incorporation and By-Laws provide that until such time as the outstanding shares of Class B Stock cease to represent a majority of the combined voting power of the outstanding voting stock, special meetings of the stockholders may be called only upon the written request of a record holder of Class B Stock or holders of not less than a majority of the combined voting power of the outstanding voting stock, upon the request of a majority of the board of directors or upon the request of the chief executive officer. Effective on and after such time as the outstanding shares of Class B Stock cease to represent a majority of the combined voting power of the outstanding voting stock, special meetings of the stockholders may be called only upon the request of a majority of the board of directors or upon the written request of a record holder of Class B Stock. The holder of the Class C Stock may call a special meeting solely for the purpose of filling any vacancy of the office of the Class C director, and such meeting is not subject to the advance notice requirements of our By-Laws.

Requirements for Advance Notice of Stockholder Nominations and Proposals

Our By-Laws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors. In order for any matter to be “properly brought” before a meeting, a stockholder must comply with requirements regarding advance notice and provide certain information to us. So long as the outstanding shares of Class B Stock represent 30% or more of the voting power of the outstanding voting stock, nominations and stockholder proposals by record holders of Class B Stock, as such, are not subject to the advance notice procedures of our By-Laws. So long as Class C Stock is outstanding, nomination of the Class C director by the record holder of the outstanding shares of Class C Stock is not subject to the advance notice procedures of our By-Laws.

Stockholder Action by Written Consent

Our Restated Certificate of Incorporation and By-Laws provide that until such time as the outstanding shares of Class B Stock cease to represent a majority of the combined voting power of the outstanding voting stock, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of our outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted. Effective on and after such time as the outstanding shares of Class B Stock cease to represent a majority of the combined voting power of the outstanding voting stock, subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders. Notwithstanding the foregoing, the record holder of the outstanding shares of Class C Stock may take any action required or permitted to elect or remove the Class C director without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, are signed by the record holder of the outstanding shares of Class C Stock.

Amendment of Certificate of Incorporation and By-Laws

Our Restated Certificate of Incorporation provides that, until such time as the outstanding shares of Class B Stock cease to represent a majority of the combined voting power of the outstanding voting stock, the affirmative vote of the holders of a majority of the combined voting power of the outstanding voting stock, voting together as a single class, is required for stockholders to adopt, amend, alter or repeal any provision of the By-Laws and on and after such time as the outstanding shares of Class B Stock cease to represent a majority of the combined voting power of the outstanding voting stock, the affirmative vote of the holders of 80% of the combined voting power of the outstanding voting stock, voting together as a single class, is required for stockholders to adopt, amend, alter or repeal any provision of the By-Laws.

In addition, the provisions in our Restated Certificate of Incorporation relating to amendment of the Restated Certificate of Incorporation and By-Laws, inapplicability to us of Section 203 of the DGCL, advance notice of director nominations, corporate opportunities, stockholder meetings and action by written consent may not be amended, altered, changed or repealed in any respect unless such amendment, alteration, change or repeal is approved by the affirmative vote of not less than 80% of the combined voting power of the outstanding voting stock.

Business Combinations under Delaware Law

Our Restated Certificate of Incorporation expressly states that we have elected not to be governed by Section 203 of the DGCL, which prohibits a publicly held Delaware corporation from engaging in a “business combination”, as defined in clause (c)(3) of that section, with an “interested stockholder”, as defined in clause (c)(5) of that section, for a period of three years after the time the stockholder became an interested stockholder.

Limitation of Liability of Officers and Directors—Indemnification

Our Restated Certificate of Incorporation limits the liability of directors and officers to the fullest extent permitted by the DGCL. In addition, our By-Laws provide that we will indemnify our directors and officers to the fullest extent permitted by that law and we may enter into individual indemnity agreements with such persons.

Transfer Agent and Registrar

The transfer agent and registrar of our Common Stock is BNY Mellon Shareholder Services.

Item 2. Exhibits.

The following exhibits are incorporated herein by reference as indicated below:

1.	Restated Certificate of Incorporation of DreamWorks Animation SKG, Inc. (incorporated by reference to Exhibit 3.2 to DreamWorks Animation SKG, Inc.’s Form 10-Q for the quarterly period ended June 30, 2008 filed with the Securities and Exchange Commission on July 29, 2008)

2.	By-Laws of DreamWorks Animation SKG, Inc. (as amended and restated on December 5, 2005) (incorporated by reference to Exhibit 3.2 to DreamWorks Animation SKG, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 8, 2005)

3.	Specimen Class A common stock certificate (incorporated by reference to Exhibit 4.1 to DreamWorks Animation SKG, Inc.’s Form 10-K for the fiscal year ended December 31, 2004 filed with the Securities and Exchange Commission on March 28, 2005)

4.	Stockholder Agreement, dated October 27, 2004, among Holdco LLLP, M&J K B Limited Partnership, M&J K Dream Limited Partnership, The JK Annuity Trust, The MK Annuity Trust, Katzenberg 1994 Irrevocable Trust, DG-DW, L.P., Jeffrey Katzenberg and David Geffen (incorporated by reference to Exhibit 10.3 to DreamWorks Animation SKG, Inc.’s Form 10-K for the fiscal year ended December 31, 2004 filed with the Securities and Exchange Commission on March 28, 2005)

5.	Stockholder Agreement, dated October 27, 2004, among DreamWorks Animation SKG, Inc., Holdco LLLP, M&J K B Limited Partnership, M&J K Dream Limited Partnership, The JK Annuity Trust, The MK Annuity Trust, Katzenberg 1994 Irrevocable Trust, DG-DW, L.P., DW Investment II, Inc., Jeffrey Katzenberg, David Geffen and Paul Allen (incorporated by reference to Exhibit 10.4 to DreamWorks Animation SKG, Inc.’s Form 10-K for the fiscal year ended December 31, 2004 filed with the Securities and Exchange Commission on March 28, 2005)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DREAMWORKS ANIMATION SKG, INC.,

Date: February 24, 2009	By:	/s/ Lewis Coleman
	Name:	Lewis Coleman
	Title:	President and Chief Financial Officer

Exhibit Index

1. Restated Certificate of Incorporation of DreamWorks Animation SKG, Inc. (incorporated by reference to Exhibit 3.2 to DreamWorks Animation SKG, Inc.’s Form 10-Q for the quarterly period ended June 30, 2008 filed with the Securities and Exchange Commission on July 29, 2008)

2. By-Laws of DreamWorks Animation SKG, Inc. (as amended and restated on December 5, 2005) (incorporated by reference to Exhibit 3.2 to DreamWorks Animation SKG, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 8, 2005)

3. Specimen Class A common stock certificate (incorporated by reference to Exhibit 4.1 to DreamWorks Animation SKG, Inc.’s Form 10-K for the fiscal year ended December 31, 2004 filed with the Securities and Exchange Commission on March 28, 2005)

4. Stockholder Agreement, dated October 27, 2004, among Holdco LLLP, M&J K B Limited Partnership, M&J K Dream Limited Partnership, The JK Annuity Trust, The MK Annuity Trust, Katzenberg 1994 Irrevocable Trust, DG-DW, L.P., Jeffrey Katzenberg and David Geffen (incorporated by reference to Exhibit 10.3 to DreamWorks Animation SKG, Inc.’s Form 10-K for the fiscal year ended December 31, 2004 filed with the Securities and Exchange Commission on March 28, 2005)

5. Stockholder Agreement, dated October 27, 2004, among DreamWorks Animation SKG, Inc., Holdco LLLP, M&J K B Limited Partnership, M&J K Dream Limited Partnership, The JK Annuity Trust, The MK Annuity Trust, Katzenberg 1994 Irrevocable Trust, DG-DW, L.P., DW Investment II, Inc., Jeffrey Katzenberg, David Geffen and Paul Allen (incorporated by reference to Exhibit 10.4 to DreamWorks Animation SKG, Inc.’s Form 10-K for the fiscal year ended December 31, 2004 filed with the Securities and Exchange Commission on March 28, 2005)